Exhibit 99.1

LETTER OF TRANSMITTAL

TO TENDER

$75,000,000 8.50% SENIOR NOTES DUE 2020,

WHICH WERE ISSUED ON APRIL 9, 2018 IN A TRANSACTION EXEMPT FROM REGISTRATION

UNDER THE SECURITIES ACT OF 1933, AS AMENDED

OF

RESOLUTE ENERGY CORPORATION

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS

DATED                 , 2018

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                , 2018, UNLESS THE EXCHANGE OFFER IS EXTENDED BY RESOLUTE ENERGY CORPORATION IN ITS SOLE DISCRETION.

The Exchange Agent for the Exchange Offer is:

DELAWARE TRUST COMPANY

Deliver To:

Delaware Trust Company

c/o Corporation Service Company

1180 Avenue of the Americas

New York, NY 10036

Fax: 302-636-8666

Phone: 877-374-6010

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

The undersigned hereby acknowledges receipt of the Prospectus dated                , 2018, (the “Prospectus”) of Resolute Energy Corporation (the “Company”) and this letter of transmittal and the instructions hereto (the “Letter of Transmittal”), which together constitute the Company’s offer (the “Exchange Offer”) to exchange each $1,000 principal amount (in minimum denominations of $2,000 and integral multiples of $1,000 thereafter) of its 8.50% Senior Notes due 2020 (the “New Notes”) which have been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for each $1,000 principal amount (in minimum denominations of $2,000 and integral multiples of $1,000 thereafter) of its outstanding 8.50% Senior Notes due 2020, which were issued on April 9, 2018 in a transaction exempt from registration under the Securities Act (the “2018 Notes”). The terms of the New Notes are identical in all material respects to the terms of the 2018 Notes, except that the New Notes have been registered under the Securities Act and do not contain restrictions on transfer, registration rights or provisions for additional interest.

There are currently 2018 Notes in the aggregate principal amount of $75,000,000.

The term “Expiration Date” shall mean 5:00 p.m., New York City time, on                 , 2018, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term shall mean the latest date and time to which the Exchange Offer is extended.

Because all of the 2018 Notes are held in book-entry accounts maintained by the Exchange Agent at The Depository Trust Company (“DTC”), or through Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) or Clearstream, a holder need not manually execute this Letter of Transmittal, provided, however, that tenders of 2018 Notes must be effected in accordance with the procedures mandated by DTC’s Automated Tender Offer Program (“ATOP”) or by Euroclear or Clearstream, as the case may be. However, all holders who exchange their 2018 Notes for New Notes in accordance with the procedures outlined in the Prospectus will be deemed to have acknowledged receipt of, and agreed to be bound by, and to have made all of the representations and warranties contained in the Letter of Transmittal.

YOUR BANK OR BROKER CAN ASSIST YOU IN COMPLETING THIS FORM. THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT.

List below the notes to which this Letter of Transmittal relates. If the space indicated below is inadequate, the Certificate or Registration Numbers and Principal Amounts should be listed on a separately signed schedule affixed hereto.

DESCRIPTION OF 2018 NOTES TENDERED HEREBY

Name(s) and Address(es) of Registered Owner(s) (Please Fill in)	Certificate or Registration Numbers*	Aggregate Principal Amount Represented by 2018 Notes	Principal Amount Tendered**

Total Principal Amount Tendered

*	Need not be completed by book-entry Holders.
**	Unless otherwise indicated, the Holder will be deemed to have tendered the full aggregate principal amount represented by such 2018 Notes. All tenders must be in a minimum denomination of $2,000 and integral multiples of $1,000 thereafter.

This Letter of Transmittal is to be used if certificates of 2018 Notes are to be forwarded herewith. Delivery of documents to a book-entry transfer facility does not constitute delivery to the Exchange Agent.

The term “Holder” with respect to the Exchange Offer means any person in whose name 2018 Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder. The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer. Holders who wish to tender their 2018 Notes must complete this letter in its entirety.

☐	CHECK HERE IF 2018 NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution

Account Number

Transaction Code Number

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name

Address

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

ATTENTION BROKER-DEALERS: IMPORTANT NOTICE

CONCERNING YOUR ABILITY TO RESELL THE NEW NOTES

IF THE EXCHANGE AGENT DOES NOT RECEIVE ANY LETTERS OF TRANSMITTAL FROM BROKER-DEALERS REQUESTING ADDITIONAL COPIES OF THE PROSPECTUS FOR USE IN CONNECTION WITH RESALES OF THE NEW NOTES, THE COMPANY INTENDS TO TERMINATE THE EFFECTIVENESS OF THE REGISTRATION STATEMENT AS SOON AS PERMITTED AFTER THE CONSUMMATION OR TERMINATION OF THE EXCHANGE OFFER. IF THE EFFECTIVENESS OF THE REGISTRATION STATEMENT IS TERMINATED, YOU WILL NOT BE ABLE TO USE THE PROSPECTUS IN CONNECTION WITH RESALES OF NEW NOTES AFTER SUCH TIME. SEE SECTIONS ENTITLED “THE EXCHANGE OFFER—REPRESENTATIONS ON TENDERING 2018 NOTES” AND “THE EXCHANGE OFFER—TERMS OF THE EXCHANGE OFFER” CONTAINED IN THE PROSPECTUS FOR MORE INFORMATION. BY EXECUTION HEREOF, THE UNDERSIGNED AGREES THAT THE COMPANY MAY RELY ON THE UNDERSIGNED’S INDICATION OF ITS STATUS AS BROKER-DEALER AS SET FORTH ABOVE.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the principal amount of the 2018 Notes indicated above. Subject to, and effective upon, the acceptance for exchange of such 2018 Notes tendered hereby, the undersigned hereby exchanges, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such 2018 Notes as are being tendered hereby, including all rights to accrued and unpaid interest thereon as of the Expiration Date. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that said Exchange Agent acts as the agent of the Company in connection with the Exchange Offer) to cause the 2018 Notes to be assigned, transferred and exchanged. The undersigned represents and warrants that it has full power and authority to tender, exchange, assign and transfer the 2018 Notes and to acquire New Notes issuable upon the exchange of such tendered 2018 Notes, and that when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered 2018 Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

The undersigned hereby further represents to the Company that:

(i)	neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer is an “affiliate” of the Company or its subsidiaries, as defined under Rule 405 under the Securities Act,

(ii)	neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer (if not a broker-dealer referred to in the last sentence of this paragraph) is engaging or intends to engage in the distribution of the New Notes and none of them have any arrangement or understanding with any person to participate in the distribution of the New Notes,

(iii)	the New Notes to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring the New Notes, whether or not such person is the undersigned,

(iv)	if it is a broker-dealer that holds 2018 Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than 2018 Notes acquired directly from the Company or any of its affiliates), it will deliver a Prospectus meeting the requirements of the Securities Act in connection with any resales of the New Notes received by it in the Exchange Offer,

(v)	the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer acknowledge and agree that any broker-dealer or any person participating in the Exchange Offer for the purpose of distributing the New Notes (x) must comply with the registration and Prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and (y) cannot rely on the position of the staff of the Securities and Exchange Commission (the “Commission”) set forth in the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) and the Morgan Stanley and Co., Inc. no-action letter (available June 5, 1991), as interpreted in the Commission’s no-action letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters,

(vi)	the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer understand that a secondary resale transaction described in clause (v) above should be covered by an effective registration statement;

(vii)	if it is a broker-dealer, that it did not purchase the 2018 Notes to be exchanged in the Exchange Offer from the Company or any of its affiliates, and

(viii)	the undersigned is not acting on behalf of any person who could not truthfully and completely make the representations contained in the foregoing subclauses (i) through (viii).

If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for 2018 Notes that were acquired as a result of market making or other trading activities, it acknowledges that it will deliver a Prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in respect of such 2018 Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a Prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The Company has agreed that, subject to the provisions of the registration rights agreement, the Prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer (as defined below) in connection with resales of New Notes received in exchange for 2018 Notes, where such 2018 Notes were acquired by such participating broker-dealer for its own account as a result of market-making activities or other trading activities, for a period of up to 90 days commencing when New Notes are first issued in the Exchange Offer and ending upon the earlier of the expiration of the 90th day after the exchange offer has been completed or such time as such broker-dealers no longer own any 2018 Notes; provided, however, that if for any day during such period we restrict the use of such prospectus, such period shall be extended on a day-by-day basis. In that regard, each broker-dealer who acquired 2018 Notes for its own account as a result of market-making or other trading activities (a “participating broker-dealer”), by tendering such 2018 Notes and executing, or otherwise becoming bound by, this Letter of Transmittal, agrees that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in the Prospectus untrue in any material respect or which causes the Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference therein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the registration rights agreement, such participating broker-dealer will suspend the sale of New Notes pursuant to the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to the participating broker-dealer or the Company has given notice that the sale of the New Notes may be resumed, as the case may be.

The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered 2018 Notes or transfer ownership of such 2018 Notes on the account books maintained by a book-entry transfer facility.

The Exchange Offer is subject to certain conditions set forth in the Prospectus under the caption “The Exchange Offer—Conditions.” The undersigned recognizes that as a result of these conditions (which may be waived, in whole or in part, by the Company), as more particularly set forth in the Prospectus, the Company may not be required to exchange any of the 2018 Notes tendered hereby and, in such event, the 2018 Notes not exchanged will be returned to the undersigned at the address shown below the signature of the undersigned.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Tendered 2018 Notes may be withdrawn at any time prior to the Expiration Date.

Unless otherwise indicated in the box entitled “Special Registration Instructions” or the box entitled “Special Delivery Instructions” in this Letter of Transmittal, certificates for all New Notes delivered in exchange for tendered 2018 Notes, and any 2018 Notes delivered herewith but not exchanged, will be registered in the name of the undersigned and shall be delivered to the undersigned at the address shown below the signature of the undersigned. If a New Note is to be issued to a person other than the person(s) signing this Letter of Transmittal, or if a New Note is to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address different than the address shown on this Letter of Transmittal, the appropriate boxes of this Letter of Transmittal should be completed. If 2018 Notes are surrendered by Holder(s) that have completed either the box entitled “Special Registration Instructions” or the box entitled “Special Delivery Instructions” in this Letter of Transmittal, signature(s) on this Letter of Transmittal must be guaranteed by an Eligible Institution (defined in Instruction 3).

SPECIAL REGISTRATION INSTRUCTIONS

To be completed ONLY if the New Notes are to be issued in the name of someone other than the undersigned. (See Instruction 4)

Name:

Address:

Book-Entry Transfer Facility Account:

Employer Identification or Social Security Number:

(Please Print or Type)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the New Notes are to be sent to someone other than the undersigned, or to the undersigned at an address other than that shown in the box entitled “Description of 2018 Notes Tendered Hereby”. (See Instruction 4)

Name:

Address:

Employer Identification or Social Security Number:

(Please Print or Type)

Registered Holders of 2018 Notes Sign Here

X

X

Must be signed by registered holder(s) exactly as name(s) appear(s) on the 2018 Notes or on a security position listing as the owner of the 2018 Notes or by person(s) authorized to become registered holder(s) by properly completed bond powers transmitted herewith. If signature is by attorney-in-fact, trustee, executor, administrator, guardian, officer of a corporation or other person acting in a fiduciary capacity, please provide the following information (Please print or type:)

Name and Capacity (full title)

Address (including zip code)

(Area Code and Telephone Number)

(Taxpayer Identification or Social Security No.)

Dated:

SIGNATURE GUARANTEE (If Required—See Instruction 3)

(Signature of Representative of Signature Guarantor)

(Name and Title)

(Name of Plan)

(Area Code and Telephone Number)

Dated:

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. Delivery of this Letter of Transmittal and Certificates. All physically delivered 2018 Notes or confirmation of any book-entry transfer to the Exchange Agent’s account at a book-entry transfer facility of 2018 Notes tendered by book-entry transfer, as well as a properly completed and duly executed copy of this Letter of Transmittal or facsimile thereof (or compliance with the procedures of DTC, Euroclear or Clearstream with respect to the tender of 2018 Notes), and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date. The method of delivery of this Letter of Transmittal, the 2018 Notes and any other required documents is at the election and risk of the Holder, and except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. If such delivery is by mail, it is suggested that registered mail with return receipt requested, properly insured, be used.

No alternative, conditional, irregular or contingent tenders will be accepted. All tendering Holders, by execution of this Letter of Transmittal (or facsimile thereof) or otherwise complying with the tender procedures set forth in the Prospectus, shall waive any right to receive notice of the acceptance of the 2018 Notes for exchange.

Delivery to an address other than as set forth herein, or instructions via a facsimile number other than the ones set forth herein, will not constitute a valid delivery.

2. Partial Tenders; Withdrawals. If less than the entire principal amount of 2018 Notes evidenced by a submitted certificate is tendered, the tendering Holder should fill in the principal amount tendered in the column entitled “Principal Amount Tendered” in the box entitled “Description of 2018 Notes Tendered Hereby”. A newly issued Outstanding Note for the principal amount of 2018 Notes submitted but not tendered will be sent to such Holder as soon as practicable after the Expiration Date. All 2018 Notes delivered to the Exchange Agent will be deemed to have been tendered in full unless otherwise indicated.

2018 Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date, after which tenders of 2018 Notes are irrevocable. To be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent or the Holder must otherwise comply with the withdrawal procedures of DTC, Euroclear or Clearstream as described in the Prospectus. Any such notice of withdrawal must (i) specify the name of the person having deposited the 2018 Notes to be withdrawn (the “Depositor”), (ii) identify the 2018 Notes to be withdrawn (including the registration number(s) and principal amount of such 2018 Notes, or, in the case of 2018 Notes transferred by book-entry transfer, the name and number of the account at DTC, Euroclear or Clearstream, to be credited), (iii) be signed by the Holder in the same manner as the original signature on this Letter of Transmittal (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the 2018 Notes register the transfer of such 2018 Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such 2018 Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any 2018 Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the 2018 Notes so withdrawn are validly retendered. Any 2018 Notes which have been tendered but which are not accepted for exchange will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of Exchange Offer.

3. Signature on this Letter of Transmittal; Written Instruments and Endorsements; Guarantee of Signatures. If this Letter of Transmittal is signed by the registered Holder(s) of the 2018 Notes tendered hereby, the signature must correspond with the name(s) as written on the face of the certificates without alteration or enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in DTC, Euroclear or Clearstream, the signature must correspond with the name as it appears on the security position listing as the owner of the 2018 Notes.

If any of the 2018 Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If a number of 2018 Notes registered in different names are tendered, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of 2018 Notes.

Signatures on this Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17A-15 under the Exchange Act (each an “Eligible Institution”) unless the 2018 Notes tendered hereby are tendered (i) by a registered Holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the Letter of Transmittal or (ii) for the account of an Eligible Institution.

If this Letter of Transmittal is signed by the registered Holder or Holders of 2018 Notes (which term, for the purposes described herein, shall include a participant in DTC, Euroclear or Clearstream whose name appears on a security listing as the owner of the 2018 Notes) listed and tendered hereby, no endorsements of the tendered 2018 Notes or separate written instruments of transfer or exchange are required. In any other case, the registered Holder (or acting Holder) must either properly endorse the 2018 Notes or transmit properly completed bond powers with this Letter of Transmittal (in either case, executed exactly as the name(s) of the registered Holder(s) appear(s) on the 2018 Notes, and, with respect to a participant in DTC, Euroclear or Clearstream whose name appears on a security position listing as the owner of 2018 Notes, exactly as the name of the participant appears on such security position listing), with the signature on the 2018 Notes or bond power guaranteed by an Eligible Institution (except where the 2018 Notes are tendered for the account of an Eligible Institution).

If this Letter of Transmittal, any certificates or separate written instruments of transfer or exchange are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority so to act must be submitted.

4. Special Registration and Delivery Instructions. Tendering Holders should indicate, in the applicable box, the name and address (or account at DTC, Euroclear or Clearstream, as applicable) in which the New Notes or substitute 2018 Notes for principal amounts not tendered or not accepted for exchange are to be issued (or deposited), if different from the names and addresses or accounts of the person signing this Letter of Transmittal. In the case of issuance in a different name, the employer identification number or social security number of the person named must also be indicated and such person must properly complete an Internal Revenue Service Form W-9, a Form W-8BEN, a Form W-8ECI, or a Form W-8IMY, as appropriate. Such forms may be obtained by contacting the Exchange Agent at the address on the face of this Letter of Transmittal. In addition, the tendering Holder should complete the applicable box.

If no instructions are given, the New Notes (and any 2018 Notes not tendered or not accepted) will be issued in the name of and sent to the acting Holder of the 2018 Notes or deposited at such Holder’s account at DTC, Euroclear or Clearstream, as applicable.

5. Transfer Taxes. The Company shall pay all transfer taxes, if any, applicable to the transfer and exchange of 2018 Notes to it or its order pursuant to the Exchange Offer. If a transfer tax is imposed for any reason other than the transfer and exchange of 2018 Notes to the Company or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exception therefrom is not submitted herewith, the amount of such transfer taxes will be collected from the tendering Holder by the Exchange Agent.

Except as provided in this Instruction 5, it will not be necessary for transfer stamps to be affixed to the 2018 Notes listed in this Letter of Transmittal.

6. Waiver of Conditions. The Company reserves the right, in its reasonable judgment, to waive, in whole or in part, any of the conditions to the Exchange Offer set forth in the Prospectus.

7. Mutilated, Lost, Stolen or Destroyed 2018 Notes. Any Holder whose 2018 Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions.

8. Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address and telephone number(s) set forth above.

9. Validity and Form. All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered 2018 Notes and withdrawal of tendered 2018 Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all 2018 Notes not properly tendered or any 2018 Notes the Company’s acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right, in its reasonable judgment, to waive any defects, irregularities or conditions of tender as to particular 2018 Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of 2018 Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of 2018 Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of 2018 Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any 2018 Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder as soon as practicable following the Expiration Date.

IMPORTANT: THIS LETTER OF TRANSMITTAL OR A FACSIMILE THEREOF (TOGETHER WITH 2018 NOTES) OR CONFIRMATION OF BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.